EXHIBIT 99.1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the securities of Hythiam, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

         In evidence thereof, the undersigned hereby execute this agreement as of the 23rd day of April 2004.

                                            RESERVA, LLC


                                            By:  /s/ TERREN S. PEIZER
                                                 ----------------------
                                            Name:  Terren S. Peizer
                                            Title:  Managing Member


                                            /s/ TERREN S. PEIZER
                                            ---------------------------
                                            Terren S. Peizer